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Exhibit 4.7

[FORM OF DEED OF TRUST]

[COLORADO COVER PAGE]

DEED OF TRUST, ASSIGNMENT OF RENTS
AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

from

CF&I Steel, L.P., Grantor

to

The Public Trustee of [PUEBLO] [FREMONT] County, Trustee

for the benefit of

U.S. Bank National Association, a national banking association organized under the laws of the United States, as Trustee, Beneficiary

Dated as of July    , 2002

Prepared By, and After Recording Return To:

                Skadden, Arps, Slate, Meagher & Flom LLP
                300 South Grand Avenue, Suite 3400
                Los Angeles, California 90071
                Attention: Mona Y. Oh, Esq.

[CALIFORNIA COVER PAGE]

Recording Requested by,
And When Recorded Return to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Mona Y. Oh, Esq.

DEED OF TRUST, ASSIGNMENT OF RENTS
AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

from

Oregon Steel Mills, Inc., Grantor

to

Transnation Title Insurance Company, Trustee

for the benefit of

U.S. Bank National Association, a national banking association organized under the laws of the United States, as Trustee, Beneficiary

DATED AS OF JULY    , 2002

ATTENTION: COUNTY RECORDER—THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS INTENDED TO CONSTITUTE A FIXTURE FILING UNDER SECTION 9502 OF THE CALIFORNIA COMMERCIAL CODE. THIS INSTRUMENT IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED AND SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE GRANTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

[OREGON COVER PAGE]

After Recording Return To:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Mona Y. Oh, Esq.

DEED OF TRUST, ASSIGNMENT OF RENTS
AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

from

Oregon Steel Mills, Inc., Grantor

to

Transnation Title Insurance Company, Trustee

for the benefit of

U.S. Bank National Association, a national banking association organized under the laws of the United States, as Trustee, Beneficiary

DATED AS OF JULY    , 2002

THIS DEED OF TRUST COVERS REAL PROPERTY IN THE CITY OF PORTLAND, COUNTY OF MULTNOMAH AND STATE OF OREGON WITH THE FOLLOWING TAX ACCOUNT NUMBERS: R239681, R239682, R239683 (alternates: R649774290, R649774291, R649774292) and R323745 (alternate: R961011240).

TABLE OF CONTENTS

Background		1
Granting Clauses		2
Terms and Conditions		5
1.	Warranty of Title	5
2.	Payment and Performance of Obligations	5
3.	Requirements	6
4.	Payment of Taxes and Other Impositions	6
5.	Insurance	7
6.	Restrictions on Liens, Encumbrances, Sales and Transfers	10
7.	Relationship of Beneficiary, Trustee and Grantor; Grantor Remains Liable Under Contracts and Leases	10
8.	Maintenance; No Alteration; Inspection; Utilities	11
9.	Condemnation/Eminent Domain	11
10.	Leases	12
11.	Further Assurances/Estoppel Certificates	13
12.	Trustee's and Beneficiary's Right to Perform	13
13.	Environmental Matters	13
14.	Environmental Covenants	14
15.	Environmental Notices	15
16.	Limitation on Environmental Obligations of Trustee and Beneficiary	15
17.	Environmental Indemnity	15
18.	Asbestos	16
19.	Events of Default	16
20.	Remedies	16
21.	Right of Beneficiary to Credit Sale	19
22.	Appointment of Receiver	19
23.	Extension, Release, etc.	19
24.	Security Agreement under Uniform Commercial Code	20
25.	Assignment of Rents	21
26.	Trust Funds	21
27.	Additional Rights	21
28.	Changes in Method of Taxation	22
29.	Notices	22
30.	No Oral Modification	22
31.	Partial Invalidity; Limitation on Interest	22
32.	Waiver of Right of Redemption and Other Rights	22
33.	Remedies Not Exclusive	23
34.	Multiple Security	23
35.	Expenses; Indemnification	24
36.	Successors and Assigns	25
37.	No Waivers, etc.	26
38.	Governing Law, etc.	26
39.	Waiver of Trial by Jury	26
40.	Certain Definitions	26
41.	Release Upon Payment and Discharge of Grantor's Obligations	26
42.	Concerning the Trustee	26
43.	The Indenture Controls	28

i

44.	[STRIKE AND INSERT "INTENTIONALLY DELETED" IN THE OREGON AND COLORADO FORMS] Certain Matters Relating to Trust Property Located in the State of California	28
45.	[STRIKE AND INSERT "INTENTIONALLY DELETED" IN THE OREGON AND CALIFORNIA FORMS] Certain Matters Relating to Trust Property Located in the State of Colorado	30
46.	[STRIKE AND INSERT "INTENTIONALLY DELETED" IN THE COLORADO AND CALIFORNIA FORMS] Certain Matters Relating to Trust Property Located in the State of Oregon	32
47.	LEASEHOLD DEED OF TRUST	33

ii

DEED OF TRUST, ASSIGNMENT OF
RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

        THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING, dated as of July    , 2002 is made by                        , a                         ("Grantor"), whose address is                        , to Transnation Title Insurance Company [FOR COLORADO, REPLACE WITH "THE PUBLIC TRUSTEE OF PUEBLO/FREMONT COUNTY], as trustee (in such capacity, "Trustee") under this Deed Of Trust whose address is                        , for the benefit of U.S. Bank National Association, as trustee under the Indenture defined herein ("Beneficiary"), whose address is 101 East 5th Street, St. Paul, Minnesota 55101-1860. References to this "Deed Of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

        [A.] Grantor is the owner of the parcel(s) of real property described on Schedule A attached together with all of Grantor's buildings, improvements, structures and fixtures now or subsequently located thereon [FOR OREGON, ADD "AND GRANTOR IS THE TENANT OF AND OWNER OF A LEASEHOLD ESTATE AND LEASEHOLD INTEREST ARISING UNDER THE LEASE DESCRIBED ON SCHEDULE B IN ALL OR A PORTION OF THE PARCEL(S) OF REAL PROPERTY AND THE BUILDINGS, IMPROVEMENTS, STRUCTURES AND FIXTURES NOW OR SUBSEQUENTLY LOCATED THEREON DESCRIBED ON SCHEDULE B PURSUANT TO THE LEASE DESCRIBED ON SCHEDULE B"].

        [B.]  Grantor and Beneficiary are parties to the Indenture dated as of July    , 2002 between Oregon Steel Mills, Inc., New CF & I, Inc., CF & I Steel, L.P., and U.S. Bank National Association, as trustee (as the same may be amended, modified or otherwise supplemented from time to time, the "Indenture"; capitalized terms not defined herein shall have the meanings ascribed thereto in the Indenture and in addition, the terms "guarantee" and "person" shall have the meanings ascribed thereto in the Indenture [NOTE: FOR COLORADO, ADD "A TRUE COPY OF WHICH IS ATTACHED AS SCHEDULE B"]) for the benefit of Holders of            %                        Notes due 2009 (the "Securities") in the aggregate principal amount of [$300,000,000] issued by Oregon Steel Mills, Inc. and guaranteed by New CF & I, Inc. and CF & I Steel, L.P. pursuant to the Subsidiary Guarantees.

        [NOTE: FOR COLORADO ADD:

        [C.] PURSUANT TO THE INDENTURE, GRANTOR HAS EXECUTED A PROMISSORY NOTE OF EVEN DATE HEREWITH PAYABLE TO BENEFICIARY IN THE FACE AMOUNT OF [$300,000,000] PLUS ANY OTHER AMOUNTS BECOMING DUE AND PAYABLE BY GRANTOR UNDER THE INDENTURE AND/OR BY ANY SUBSIDIARY UNDER ITS SUBSIDIARY GUARANTEES, OR SUCH LESSER AMOUNT AS SHALL BECOME DUE AND PAYABLE BY GRANTOR UNDER THE INDENTURE AND/OR BY ANY SUBSIDIARY UNDER ITS SUBSIDIARY GUARANTEES AND MATURING ON                        , 2009 (AS THE SAME MAY BE AMENDED RENEWED, EXTENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "CF&I NOTE")."]

        [C.][D.]    It is a condition precedent to the purchase of the Securities that Grantor shall have executed and delivered this Deed Of Trust to Beneficiary for the ratable benefit of the Holders [FOR COLORADO, ADD ", TO SECURE, AMONG OTHER THINGS, THE CF&I NOTE"].

        NOW, THEREFORE, in consideration of the premises and to induce Beneficiary to enter into the Indenture and to induce the Holders to purchase the Securities, Grantor hereby agrees with Beneficiary, for the ratable benefit of the Holders, as follows:

Granting Clauses

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure repayment of the unpaid principal of, premium, if any, and interest on the Securities and the Subsidiary Guarantees and all other obligations and liabilities of Grantor to Beneficiary and the Holders (including, without limitation, interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, the Subsidiary Guarantees, this Deed Of Trust, the other Security Documents, the Intercreditor Agreement, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Beneficiary and Trustee that are required to be paid by Trustee or Beneficiary pursuant to the terms of the Indenture, the Intercreditor Agreement, this Deed Of Trust or any other Security Document) (all such indebtedness, obligations and liabilities collectively, the "Obligations"); [NOTE: FOR COLORADO, DELETE THE PRECEDING SENTENCE AND INSERT "FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, TO SECURE THE PRINCIPAL OF, PREMIUM IF ANY, AND INTEREST ON, AND ALL OTHER INDEBTEDNESS NOW OR HEREAFTER EVIDENCED BY, THE CF&I NOTE AND ALL OTHER OBLIGATIONS AND LIABILITIES WHICH CONSTITUTE INDEBTEDNESS OF, OR OTHER AMOUNTS OWING BY, GRANTOR TO BENEFICIARY OR ANY OF THE HOLDERS, WHETHER DIRECT OR INDIRECT, ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, OR NOW EXISTING OR HEREAFTER INCURRED, WHICH MAY ARISE UNDER, OUT OF, OR IN CONNECTION WITH, THE CF&I NOTE, THIS DEED OF TRUST, THE INDENTURE, THE INTERCREDITOR AGREEMENT, ANY OTHER SECURITY DOCUMENT OR ANY SUBSIDIARY GUARANTEE (ALL SUCH INDEBTEDNESS, OBLIGATIONS AND LIABILITIES COLLECTIVELY, THE "OBLIGATIONS");"]

        Grantor bargains, sells, mortgages, warrants, conveys, grants, assigns, transfers and sets over with power of sale and by these presents does hereby bargain, sell, mortgage, warrant, convey, grant, assign, transfer and set over with power of sale unto Trustee for the benefit of Beneficiary for the ratable benefit of the Holders and hereby grants to Beneficiary for the ratable benefit of the Holders a continuing security interest in and to all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, whether now owned or hereafter acquired, in or to all of the following:

          (1)  the plot(s), pieces(s) or parcel(s) of real property described on Schedule A attached hereto and made a part hereof together with all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on such real property (collectively referred to as the "[FOR OREGON, ADD "FEE"] Improvements"; the [FOR OREGON, ADD "FEE"] Improvements and such real property are collectively referred to as the "[FOR OREGON, ADD "FEE"] Real Estate"); [FOR OREGON, ADD "AND THE LEASEHOLD ESTATE AND LEASEHOLD INTEREST ARISING UNDER THE LEASE DESCRIBED ON SCHEDULE B ATTACHED HERETO AND MADE A PART HEREOF (THE "MORTGAGED LEASE") IN THE PLOT(S), PIECES(S) OR PARCEL(S) OF REAL PROPERTY DESCRIBED ON SCHEDULE B ATTACHED HERETO AND MADE A PART HEREOF TOGETHER WITH

  ALL BUILDINGS, STRUCTURES, FIXTURES, AND IMPROVEMENTS OF EVERY KIND OR NATURE NOW OR HEREAFTER LOCATED ON SUCH REAL PROPERTY (COLLECTIVELY REFERRED TO AS THE "LEASED IMPROVEMENTS"; THE LEASED IMPROVEMENTS AND SUCH REAL PROPERTY ARE COLLECTIVELY REFERRED TO AS THE "LEASED REAL ESTATE") PURSUANT TO THE MORTGAGED LEASE; (THE FEE IMPROVEMENTS AND THE LEASED IMPROVEMENTS ARE COLLECTIVELY REFERRED TO AS THE "IMPROVEMENTS" AND THE FEE REAL ESTATE AND LEASED REAL ESTATE ARE COLLECTIVELY REFERRED TO AS THE "REAL ESTATE");]

          (2)  the Real Estate or any part thereof;

          (3)  all easements [FOR COLORADO ADD: "(INCLUDING WITHOUT LIMITATION, THOSE EASEMENT RIGHTS DESCRIBED ON ATTACHED SCHEDULE C) AND THOSE EASEMENTS CREATED PURSUANT TO THAT CERTAIN DECLARATION OF EASEMENTS, DATED MAY            , 2002, EXECUTED BY GRANTOR AND RECORDED ON JUNE 18, 2002 IN THE OFFICIAL RECORDS OF PUEBLO COUNTY, COLORADO AS RECEPTION NO. 1445005 AND RECORDED ON JUNE 18, 2002 IN THE OFFICIAL RECORDS OF FREMONT COUNTY, COLORADO AS RECEPTION NO. 750790], rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances to the extent belonging, relating or appertaining to the Real Estate (or any portion thereof), whether existing or hereafter acquired, and any reversions, remainders, rents, issues, profits and revenues thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof, whether existing or hereafter acquired or hereafter arising; including, without limitation, all water and water rights, ditches and ditch rights, reservoirs and storage rights, wells and well rights, springs and spring rights, groundwater rights (whether tributary, nontributary or not-nontributary), water contracts, water allotments, water taps, shares in ditch or reservoir companies, and all other rights of any kind or nature in or to the use of water, [FOR COLORADO, ADD: "INCLUDING BUT NOT LIMITED TO, THE RIGHTS AND INTERESTS DESCRIBED ON SCHEDULE D ATTACHED HERETO,"] to the extent such belong, relate or appertain to the Real Estate together with any and all easements, rights of way, fixtures, personal property, contract rights, stock certificates, permits or decrees associated with or used in connection with any such rights to the extent such belong, relate or appertain to the Real Estate. (FOR COLORADO, ADD: "THE LISTING OF SPECIFIC WATER RIGHTS ON SCHEDULE C IS NOT INTENDED TO LIMIT THE GENERALITY OF THE FOREGOING GRANT OR EXCLUDE ANY OTHER WATER RIGHTS WHICH ARE NOT SO SPECIFICALLY LISTED TO THE EXTENT SUCH BELONG, RELATE OR APPERTAIN TO THE REAL ESTATE;"]

          (4)  all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of, the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (4) being referred to as the "Equipment");

          (5)  all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

          (6)  all right, title and interest (but not the obligations) of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor now existing or hereafter arising in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "Rents");

          (7)  all trade names, trademarks, logos, copyrights, goodwill and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; and all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (8)  all unearned premiums under insurance policies now existing or subsequently obtained by Grantor relating to the Trust Property (or any portion thereof) and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) to the extent relating to all or any portion of the Trust Property or any of Grantor's operations or business, including without limitation, the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Trust Property (or any portion thereof) for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (9)  all right, title and interest (but not the obligations) of Grantor now existing or hereafter arising in and to (i) all contracts from time to time executed by Grantor or any officer, director, manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Trust Property (or any portion thereof) and all agreements relating to the purchase or lease of any portion of the Trust Property, together with the right to exercise any options relating to the Trust Property, or any such property, (ii) all leases of Equipment, (iii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Trust Property or any part thereof and (iv) all drawings, plans, specifications and similar or related items relating to the Trust Property (collectively, as the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Contracts");

          (10) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Trust Property (or any portion thereof) or for the payment of premiums on insurance policies covering the Trust Property (as defined below) or otherwise on deposit with or held by Trustee as provided in this Deed Of Trust; all capital, operating, reserve or similar accounts held by or on behalf of Grantor and related to the operation of the Trust Property, whether now existing or hereafter arising, and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

          (11) (i) all accounts and revenues now existing or hereafter arising for rental of space in the Improvements or any other facility on the Trust Property whether or not yet earned by performance and (ii) all rights to payment from any consumer credit-charge card organization or entity, including those now existing or hereafter created, substitutions therefore, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom; and

          (12) all proceeds, both cash and noncash, of the foregoing.

        All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing paragraphs numbered (1) through (5) are collectively referred to as the "Premises", and those described in the foregoing paragraphs numbered (1) through (12) are collectively referred to as the "Trust Property". Notwithstanding the foregoing, the Trust Property shall not include any Excluded Assets and any Excluded Collateral.

        All of the Trust Property hereinabove described, real, personal and mixed, whether affixed or annexed to the Real Estate or not and all rights hereby conveyed and mortgaged are intended so to be as a unit and are hereby understood, agreed and declared, to the maximum extent permitted by law, to form a part and parcel of the Real Estate and to be appropriated to the use of the Real Estate, and shall be for the purposes of this Deed Of Trust deemed to be real estate and conveyed and mortgaged hereby; provided, however, as to any of the property aforesaid which does not so form a part and parcel of the Real Estate or does not constitute a "fixture" (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction (the "Code")), this Deed Of Trust is hereby deemed to also be a Security Agreement under the Code for purposes of granting a security interest in such property, which Grantor hereby grants to Beneficiary, as Secured Party (as defined in the Code), as more particularly provided below in this Deed Of Trust.

        TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby mortgaged and conveyed, together with the right to retain possession of the Trust Property after an Event of Default (as defined below), unto Trustee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed.

Terms and Conditions

        Grantor further represents and warrants to, and covenants and agrees with, Trustee and Beneficiary as follows:

        1.    Warranty of Title.    Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the Permitted Liens. (FOR OREGON, ADD "GRANTOR ALSO WARRANTS THAT GRANTOR HAS GOOD TITLE TO THE LEASEHOLD ESTATE AND THE LEASEHOLD INTEREST OF GRANTOR IN THE LEASED REAL ESTATE UNDER AND FOR THE TERM OF YEARS SET FORTH IN THE MORTGAGED LEASE, SUBJECT ONLY TO THE PERMITTED LIENS.] Grantor shall warrant, defend and preserve such title and the Lien of this Deed Of Trust thereon against all claims of all persons and entities. Grantor further warrants that it has the right to mortgage and convey the Trust Property.

        2.    Payment and Performance of Obligations.    Grantor shall pay the Obligations at the times and places and in the manner specified in [NOTE: FOR COLORADO, ADD "THE CF & I NOTE

AND"] the Indenture and shall perform all the Obligations [NOTE: FOR COLORADO, ADD "AS SPECIFIED IN THE CF & I NOTE AND THE INDENTURE"].

        3.    Requirements.    Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, of each of the United States of America, any state and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "Legal Requirements".

          (a)  From and after the date of this Deed Of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the Lien of this Deed Of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Trustee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as one or more legal zoning lots separate and apart from all other premises not owned by Grantor. Grantor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

          (b)  Grantor shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under the applicable Legal Requirement, provided (i) failure to comply therewith shall not subject Beneficiary to any civil or criminal liability, (ii) such contest shall not (A) subject the Trust Property to any Lien the enforcement of which is not suspended during the prosecution of such contest, (B) affect the priority of the Lien of this Deed Of Trust, (C) affect the ownership, use or occupancy of the Trust Property, or (D) subject the Trust Property or any part thereof or any interest therein to any danger of being sold, forfeited or lost by reason of such contest by Grantor, (iii) Grantor shall furnish a good and sufficient bond or surety or otherwise make provision for payment thereof in the amount necessary to comply with such Legal Requirement, plus any interest, penalty, loss or injury by reason of such contest or non-compliance with such Legal Requirement, and (iv) upon a final determination of such proceeding, Grantor shall take all steps necessary to comply with any requirements arising therefrom.

        4.    Payment of Taxes and Other Impositions.    (a) Promptly when due, Grantor shall pay and discharge, or shall cause to be paid and discharged, all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Upon request by Beneficiary, Grantor shall deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and

(ii) evidence acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

        (b)  Nothing herein shall affect any right of Beneficiary under this Deed Of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due unless Grantor shall contest such Imposition in accordance with Section 4(d) below and Grantor shall have given prior written notice of such contest as required thereby, and to add to the Obligations the amount so paid, together with interest (to the maximum extent permitted by law) from the time of payment at the rate then borne by the Securities. Any sums paid by Beneficiary in discharge of any Impositions shall be (1) a Lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the Lien of this Deed Of Trust, and (ii) payable on demand by Grantor to Beneficiary together with interest (to the maximum extent permitted by law) at the rate then borne by the Securities.

        (c)  Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed Of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed Of Trust.

        (d)  Grantor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition, (ii) the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings, (iii) Grantor shall furnish a good and sufficient bond or surety or otherwise make adequate provision for the payment thereof in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a Lien against the Real Estate or any part of the Trust Property, and (iv) any such Lien shall be a Permitted Lien.

        (e)  Upon written notice to Grantor after an Event of Default, Beneficiary shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

        5.    Insurance.

          (a)  Grantor shall maintain or cause to be maintained on all of the Premises:

            (i)    property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake (except with respect to real property in the state of California) and by such other further risks and hazards as now are or subsequently may be covered by an "all risks" policy or a fire policy covering "special" causes of loss; provided, however, that in the event earthquake or flood peril insurance is not available at commercially reasonable rates to insure at 100 percent of values at risk, Grantor shall maintain such coverage as would be maintained by a prudent owner and operator of property similar in use and configuration as the Premises;

            (ii)  comprehensive commercial general liability insurance under a policy covering all tort claims for personal injury, bodily injury or death, or property damage covered by such type of policy occurring on, in or about the Premises with respect to injury and property damage in such amounts as would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises;

            (iii)  insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in such amounts as would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises, but not less than one year's gross rent or gross income;

            (iv)  during the course of any construction, alteration or repair of Improvements:

              (A)  comprehensive commercial general liability insurance. The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford protection with respect to personal injury, bodily injury or death to any one or more persons or damage to property in such amounts as would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises;

              (B)  workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts as required by law; including self-insured coverage to the extent allowed by applicable law, or a combination thereof, provided such self-insurance is consistent with coverage that would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises;

              (C)  builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake (except with respect to real property in the state of California), provided, however, that in the event earthquake or flood peril insurance is not available at commercially reasonable rates to insure at 100 percent of values at risk, Grantor shall maintain such coverage as would be maintained by a prudent owner and operator of property similar in use and configuration as the Premises and transit coverage, during construction or repairs of the Improvements, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction), with deductibles in such amounts as would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises;

            (v)  boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, all such insurance to be in such amounts as would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises;

            (vi)  if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in such amounts as would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

            (vii) such other insurance in such amounts as would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30 days' prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for deductibles in such amounts as would be maintained by a prudent owner and operator of property similar in use and configuration to the Premises, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement), with loss payable solely to Beneficiary (modified, if necessary, to provide that proceeds in the amount of replacement cost (or if replacement cost is unavailable, actual cash value) may be retained by Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause and be written by financially sound and reputable insurance companies. Liability insurance policies shall name Trustee and Beneficiary as additional insureds and contain a waiver of subrogation against Trustee and Beneficiary; all such policies shall indemnify and hold Trustee and Beneficiary harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways to the extent of the risks covered by such policies. Notwithstanding the foregoing provision, Grantor shall have no obligation to indemnify Beneficiary or Trustee for liabilities, claims or damages which result directly from Beneficiary's or Trustee's or their respective agents' or employees' willful misconduct or gross negligence or which arise from acts, omissions or occurrences first occurring after title to the Trust Property is conveyed to Beneficiary through foreclosure or delivery of a deed in lieu thereof. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Grantor shall immediately obtain new or additional insurance complying with the terms of this Deed Of Trust and provide copies thereof to Beneficiary. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed to Beneficiary and it complies with the terms of this Deed Of Trust.

          (b)  Grantor shall deliver to Trustee and Beneficiary a copy of each insurance policy required to be maintained, or a copy of a certificate of such insurance, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 30 days prior to the expiration of each policy, obtain and deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by other evidence of payment with standard non-contributory mortgagee clauses in favor of Beneficiary. Within 30 days of the end of each calendar year, Grantor shall cause its insurance underwriter or broker to certify to Trustee and Beneficiary in writing that all the requirements of this Deed Of Trust governing insurance have been satisfied.

          (c)  If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest (to the fullest extent permitted by law) from the time of payment at the rate then borne by the Securities and the same shall be deemed to be secured by this Deed Of Trust and shall be collectible in the same manner as the Obligations secured by this Deed Of Trust.

          (d)  Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed Of Trust.

          (e)  If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Premises and the amount of loss or claim is in excess of One Million Dollars ($1,000,000), Grantor shall give immediate notice thereof to Trustee and Beneficiary. If the Trust Property is damaged by fire or other casualty, Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in its sole discretion (but without any obligation to do so), as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed by Grantor to make payment for such loss directly to Beneficiary. Beneficiary shall have the right (but not the obligation) to require Grantor to repair or restore the Trust Property, and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election (which election Beneficiary shall not be obligated to make) required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary shall be applied in accordance with the Indenture.

          (f)    In the event of foreclosure or exercise of the power of sale of this Deed Of Trust or other transfer of title to the Trust Property, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee (subject to the insurer's approval as maybe required by any such insurance policies or applicable law) and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

          (g)  Upon written notice to Grantor after an Event of Default, Beneficiary shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual premiums due on such insurance. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

          (h)  Grantor may maintain insurance required under this Deed Of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that (i) any such policy shall specify the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Trust Property and any sublimits in such blanket policy applicable to the Premises and the other Trust Property, (ii) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above and (iii) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.

        6.    Restrictions on Liens, Encumbrances, Sales and Transfers.    Except for the Lien of this Deed Of Trust and other Permitted Liens, Grantor shall not create or suffer to exist any Lien on the Trust Property, or any part thereof, whether superior or subordinate to the Lien of this Deed Of Trust and whether recourse or non-recourse. Furthermore, except as may be permitted by the Indenture, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property.

        7.    Relationship of Beneficiary, Trustee and Grantor; Grantor Remains Liable Under Contracts and Leases.     (a) Neither Beneficiary nor Trustee shall in any event be construed as a partner, joint venturer, agent or associate of Grantor or of any beneficiary, tenant, subtenant, operator, concessionaire or licensee of Grantor in the conduct of their respective businesses. Without limiting the foregoing, neither Beneficiary nor Trustee shall be deemed to be such partner, joint venturer, agent or associate on account of Trustee or Beneficiary becoming a mortgagee in possession or exercising any rights pursuant to the Indenture, this Deed Of Trust, any of the other Security Documents, the Intercreditor Agreement, any other document or instrument, applicable law, or otherwise.

        (b)  Notwithstanding anything to the contrary herein, Grantor shall remain liable under each of the Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by Grantor thereunder, all in accordance with the terms and provisions of each Contract and Lease. Nothing set forth herein shall relieve Grantor from the performance of any term, covenant, condition or agreement on Grantor's part to be performed or observed under or in respect of any Contract or Lease or from any liability to any person under or in respect of any Contract or Lease. Neither Beneficiary nor Trustee nor any Holder shall have any obligation or liability under any Contract or Lease by reason of or arising out of this Deed Of Trust or the receipt by Beneficiary or any such Holder of any payment relating to such Contract or Lease pursuant hereto. Neither Beneficiary nor Trustee nor any Holder shall be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any Contract or Lease, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract or Lease, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        8.    Maintenance; No Alteration; Inspection; Utilities.    (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, except as permitted by the Indenture.

        (b)  Trustee and Beneficiary and any persons authorized by either of them shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Grantor relating to the Trust Property.

        (c)  Grantor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

        9.    Condemnation/Eminent Domain.    Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking of the Trust Property, or any portion thereof, Grantor will notify Trustee and Beneficiary of the pendency of such proceedings. Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion (but without any obligation to do so), as attorney-in-fact for Grantor, to commence, appear in and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation or taking of the Trust Property, or any portion thereof, to settle or compromise any claim in connection with such condemnation or taking, and to collect and receive the award therefrom and to deduct therefrom the expenses incurred in the collection process. If Beneficiary elects not to participate in such condemnation or taking proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding. All awards and proceeds of condemnation or taking shall be and hereby are assigned to Beneficiary as provided above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request. The awards and proceeds of condemnation or taking or any part thereof received by Beneficiary shall constitute Trust Moneys which shall be deposited into the Collateral Account and applied in accordance with the Indenture.

        10.    Leases.    (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Trustee and Beneficiary, or (ii) with respect to any Lease, accept any payment of rent more than 30 days in advance of its due date.

        (b)  Grantor shall not enter into any Lease of any of the Trust Property or other agreement or arrangement subsequent to the date hereof with any person which would (i) involve property that is necessary for Grantor's steel making operations, plate rolling operations, rail, rod, wire and bar making operations or any other finishing or related operations of Grantor, or otherwise interfere in any material respect with the ordinary conduct of the business of Grantor or (ii) have a material adverse effect on the value or utility of the property subject thereto. Grantor shall not amend, modify, renew, extend, terminate, cancel, or accept the surrender of a Lease unless the foregoing action is (i) in the ordinary conduct of the business of Grantor, (ii) for a reasonable business purpose of Grantor and (iii) would not have an adverse effect on the value or utility of the Trust Property or the Lien of this Deed Of Trust thereon.

        (c)  As to any Lease, Grantor shall:

          (i)    perform all of the material provisions of the Lease on the part of the lessor thereunder to be performed;

          (ii)  not engage in any conduct in respect of any Lease which would materially impair the value of the Trust Property or impair the Lien of this Deed Of Trust thereon;

          (iii)  exercise, within five days after a request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

          (iv)  promptly deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee; and

          (v)  promptly deliver to Beneficiary, upon its request, a fully executed counterpart of the Lease.

        (d)  Grantor shall deliver to Beneficiary, within ten days after a request by Beneficiary, an Officers' Certificate containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Beneficiary may reasonably request.

        (e)  All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the Lien and provisions of this Deed Of Trust.

        (f)    In the event of the enforcement by Trustee or Beneficiary of any remedy under this Deed Of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Grantor as a result of such enforcement, attorn to such person and shall recognize such successor in interest as lessor under the Lease without change in the provisions thereof; provided, however, that such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iii) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (iv) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (v) obligated to make any payment to such lessee other than any security deposit actually delivered to such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed Of Trust shall include language to the effect of subsections (e) and (f) of this Section 10; provided that (to the fullest extent permitted by law) the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

        11.    Further Assurances/Estoppel Certificates.    To further assure Trustee's and Beneficiary's rights under this Deed Of Trust, Grantor agrees upon demand of Trustee or Beneficiary to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be required by Trustee or Beneficiary to confirm the Lien of this Deed Of Trust and all other rights or benefits conferred on Trustee and Beneficiary. Grantor, within five business days after request, shall deliver, in form and substance satisfactory to Beneficiary, a written statement, duly acknowledged, setting forth the amount of the obligations, and whether any offsets, claims, counterclaims or defenses exist against the Obligations and certifying as to such other matters as Beneficiary shall reasonably request.

        12.    Trustee's and Beneficiary's Right to Perform.    If Grantor fails to perform any of the covenants or agreements of Grantor herein, then Trustee or Beneficiary, without waiving or releasing Grantor from any obligation or default under this Deed Of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest (to the fullest extent permitted by law) at the rate then borne by the Securities, shall immediately be due from Grantor to Trustee or Beneficiary and the same shall be secured by this Deed Of Trust and shall be a Lien on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the Lien of this Deed Of Trust. No payment or advance of money by Trustee or Beneficiary under this Section 12 shall be deemed or construed to cure Grantor's default or waive any right or remedy of Trustee or Beneficiary.

        13.    Environmental Matters.    Except as disclosed in the Security Documents, (a) to the best of Grantor's knowledge, Grantor is in material compliance with all federal, state and local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, radon or mold, fungi or other substances that may have an adverse effect on human health ("Materials of Environmental Concern")), or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environmental or mitigation of adverse effects thereon, and each law and regulation with regard to record keeping, notification, disclosure, and reporting requirements respecting Materials of Environmental Concern, except as would not reasonably be expected to result in sanctions or other loss or expenditures of $100,000 or more. Such compliance includes, but is not limited to, the possession by Grantor of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof.

        (b)  Grantor has not received any communication (written or, to the best of Grantor's knowledge, oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Grantor is not in compliance with any Environmental Laws, and, to the best of Grantor's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future.

        (c)  There is no claim, action, cause of action, investigation or notice (written or, to the best of Grantor's knowledge, oral) (collectively, "Environmental Claim") by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Grantor or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against Grantor or, to Grantor's best knowledge, against any person or entity whose liability for any Environmental Claim Grantor has retained or assumed either contractually or by operation of law.

        (d)  To Grantor's best knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against Grantor or' against any person or entity whose liability for any Environmental Claim Grantor has retained or assumed either contractually or by operation of law.

        14.    Environmental Covenants.

          (a)  Grantor agrees to comply in all respects with any applicable requirements under any Environmental Law and all civil, criminal or administrative orders relating to the manufacture, generation, handling, storage, release, discharge, removal and disposal of any Material of Environmental Concern on, under or from the Trust Property; the foregoing compliance shall include but shall not be limited to Grantor paying the costs of remediation of any Material of Environmental Concern present at, on, or under, or originating from, the Trust Property as required pursuant to applicable Environmental Law, and Grantor keeping the Trust Property free of any Lien imposed pursuant to any Environmental Law. In the event Grantor fails to comply with the foregoing covenants, after written notice to Grantor and the expiration of the cure period permitted under the applicable Environmental Law, Beneficiary may (but shall not be obligated to) pay or perform the covenant or remove any Material of Environmental Concern from the Trust Property or any property adjacent thereto and the amount or cost thereof with interest (to the fullest extent permitted by law) at the rate then borne by the Securities shall immediately be due from Grantor to Beneficiary and the same shall be added to the Obligations and be secured by this Deed Of Trust. After written notice to Grantor, if Beneficiary in good faith believes that Grantor may not be in compliance with the foregoing covenants, or after the occurrence and during the continuance of an Event of Default, Beneficiary shall have the right to conduct an environmental audit of the Trust Property at Grantor's expense, at such times and under such conditions as Beneficiary shall reasonably determine in the circumstances, and Grantor shall cooperate in the conduct of such environmental audit. Grantor shall give Beneficiary and its agents and employees access to Grantor's books and records (except for any attorney-client privileged documents; provided that in the event such documents are withheld, Grantor shall provide Trustee and Beneficiary with adequate information concerning the issues of concern) and to the Trust Property to remove Material of Environmental Concern which is present at, on or under the Trust Property in violation of any Environmental Law or to permit Beneficiary to comply with all Environmental Laws.

          (b)  Grantor shall have the right to contest by appropriate action or legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary, the validity or application of any Environmental Law, or orders or demands to investigate or remove any Material of Environmental Concern from the Trust Property of any Governmental Authority or private person, or the necessity, scope, or procedures of such investigation or removal, and to suspend compliance therewith if permitted under the applicable Environmental Law, provided (i) Grantor shall give written notice to Beneficiary of Grantor's intent to so contest an Environmental Law, (ii) failure to comply therewith shall not subject Beneficiary or Trustee to any civil or criminal liability, (iii) Grantor shall deliver to Beneficiary an Officers' Certificate and, as to the matters set forth in clauses (A), (B) and (C) below, an Opinion of Counsel to the effect that such contest shall not (A) subject the Trust Property to any Lien on the Trust Property the enforcement of which is not suspended during the prosecution of such contest, (B) affect the priority of the lien of this Deed Of Trust or (C) affect the ownership, use or occupancy of the Trust Property, (iv) Grantor shall furnish a bond or surety, or set aside on its books reserves if and to the extent required by GAAP, in the amount necessary to comply with the Environmental Law, plus any interest, penalty, loss or injury by reason of such contest or non-compliance with such Environmental Law, (v) upon a final determination of such proceeding, Grantor shall take all reasonable steps necessary to comply with any requirements arising therefrom, and (vi) Grantor shall defend, indemnify, and hold harmless Trustee and Beneficiary from and against any and all liability, losses, costs, damage and expenses, including, without limitation, attorneys' fees and costs and consequential damages) that Trustee or Beneficiary may sustain by reason of any such contest.

        15.    Environmental Notices.    If Grantor shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or Environmental Claim in connection with the Trust Property or past or present activities of any Person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ or injunction, relating to same, then Grantor shall deliver to Beneficiary, promptly, and in any event, within seven (7) days of the receipt of such notice or communication by Grantor, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Beneficiary to defend or otherwise respond to any such notification.

        16.    Limitation on Environmental Obligations of Trustee and Beneficiary.    Nothing in this Deed Of Trust shall be construed to confer any obligation on Trustee or Beneficiary to take any action or incur any liability under any Environmental Law with respect to the Trust Property.

        17.    Environmental Indemnity.    Grantor agrees to defend, indemnify and hold Trustee and Beneficiary free and harmless from and against any and all loss, costs, damage and expense (including attorneys' fees and costs and consequential damages) Trustee or Beneficiary may sustain by reason of (i) the imposition or recording of a Lien on the Trust Property by any Governmental Authority pursuant to any Environmental Law; (ii) claims of any person asserted against Trustee or Beneficiary regarding Grantor's violation or alleged violations of applicable Environmental Laws at, on or related to the Trust Property or any proceedings in which Grantor is contesting such violation pursuant to Section 14(b); (iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Trustee or Beneficiary in connection with the removal of any such Lien or in connection with Trustee's or Beneficiary's or Grantor's compliance with any Environmental Law at the Trust Property; and (iv) the assertion against Trustee or Beneficiary by any person of any claim in connection with any Material of Environmental Concern at, on, under or originating from the Trust Property. Notwithstanding the foregoing provision, Grantor shall have no obligation to indemnify Beneficiary or Trustee for liabilities, claims or damages to the extent resulting directly from Beneficiary's or Trustee's or their respective agents' or employees' willful misconduct or gross negligence or arising from acts, omissions or occurrences first and solely occurring after title to the Trust Property is conveyed to Beneficiary through foreclosure or delivery of a deed in lieu thereof and unrelated to Grantor's operations at the Trust Property. The foregoing indemnification shall be a recourse obligation of Grantor and shall survive repayment of the Obligations, notwithstanding any limitations on recourse which may be contained herein or in any Security Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Deed Of Trust by Trustee or Beneficiary.

        18.    Asbestos.    Grantor shall not install or permit to be installed in the Trust Property friable asbestos ("Asbestos") or any substance containing asbestos and defined as hazardous, dangerous or toxic by any Environmental Law ("ACM"). If any Asbestos is currently present in the Trust Property Grantor shall promptly, at Grantor's discretion and expense, remove, contain or maintain it in accordance with applicable Environmental Law. Grantor shall comply with all Environmental Laws applicable to removal or maintenance of any ACM. If Grantor shall fail to comply with the foregoing covenants of this Section 18 within the period allowed under this Deed Of Trust, Beneficiary may (but shall not be obligated to) do whatever is reasonably necessary to remove, contain or maintain the Asbestos or ACM, following written notice to Grantor and expiration of 30 days after such written notice, and the costs thereof, with interest (to the fullest extent permitted by law) at the rate then borne by the Securities, shall be immediately due from Grantor to Trustee or Beneficiary and the same shall be added to the Obligations and be secured by this Deed Of Trust. Grantor shall, upon receipt of written notice, give Beneficiary and its agents and employees access to the books and records of Grantor (except attorney-client privileged documents; provided that in the event such documents are withheld, Grantor shall provide Trustee and Beneficiary with adequate information concerning the issues of concern) and to the Trust Property to remove, contain or maintain the Asbestos or ACM or to permit Beneficiary to comply with all Environmental Laws. Grantor shall defend, indemnify, and save Trustee and Beneficiary harmless from all loss, costs, damages and expense (including attorneys' fees and costs and consequential damages) asserted or proven against Trustee or Beneficiary by any party, as a result of the presence or removal of Asbestos or ACM or compliance with any Environmental Law. Notwithstanding the foregoing provision, Grantor shall have no obligation to indemnify Beneficiary or Trustee for liabilities, claims or damages to the extent resulting directly from Beneficiary's or Trustee's or their respective agents' or employees' willful misconduct or gross negligence or arising from acts, omissions or occurrences first and solely occurring after title to the Trust Property is conveyed to Beneficiary through foreclosure or delivery of a deed in lieu thereof and unrelated to Grantor's operations at the Trust Property. The foregoing indemnification shall be a recourse obligation of Grantor and shall survive repayment of the Obligations, notwithstanding any limitation on recourse which may be contained herein or in any of the Security Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Deed Of Trust by Trustee or Beneficiary.

        19.    Events of Default.    The term "Event of Default" means the occurrence of any "Event of Default" as defined in the Indenture.

        20.    Remedies.    (a) If any Event of Default shall have occurred and be continuing, in addition to any other rights and remedies Beneficiary may have pursuant to the Indenture, the other Security Documents, or as provided by law, Beneficiary may also declare the Obligations to be immediately due and payable. In addition, if any Event of Default shall have occurred and be continuing, Trustee or Beneficiary may immediately take such lawful action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Trustee or Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee or Beneficiary:

            (i)    (A) institute and maintain an action of mortgage foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Obligations, (C) sell all or part of the Trust Property (Grantor expressly granting to Trustee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Deed Of Trust or any of the Security Documents as applicable law may allow. Trustee or Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon (to the fullest extent permitted by law) at the rate then borne by the Securities and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the rate then borne by the Securities shall be due (to the fullest extent permitted by law) on any judgment obtained by Trustee or

    Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

            (ii)  Trustee or Beneficiary may each personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral serving as security for the Obligations, enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Trustee or Beneficiary, as the case may be, upon demand of either of them at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Trustee or Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Trustee or Beneficiary may, in its sole discretion, deem proper, (y) to exercise Grantor's rights as lessor to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Trustee or Beneficiary shall deem appropriate as fully as Grantor might do.

            (iii)  Trustee and Beneficiary shall have the right to institute partial foreclosure proceedings with respect to the portion of the Obligations in default, as if under a full foreclosure, and without declaring the entire secured Obligations due (such proceeding being hereinafter referred to as a "partial foreclosure"), and provided that if a partial foreclosure sale is consummated as provided herein, such sale may be made subject to the continuing Lien of this Deed Of Trust for the unmatured portion of the secured Obligations, but as to such unmatured part, this Deed Of Trust, and the Lien hereof, shall remain in full force and effect just as though no partial foreclosure sale had been made under the provisions of this Section 20(a). Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Trustee and Beneficiary may elect at any time prior to a partial foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate the Obligations secured hereby by reason of any Event of Default upon which such partial foreclosure was predicated or by reason of any other Events of Default, and proceed with full foreclosure proceedings. It is further agreed that one or more foreclosure sales may be made pursuant to partial foreclosures without exhausting the right of full or partial foreclosure sale for any unmatured part of the secured Obligations, it being the purpose to provide for a partial foreclosure sale of the Obligations secured hereby without exhausting the power to foreclose for any other part of the Obligations whether matured at the time or subsequently maturing, and without exhausting any right of acceleration and full foreclosure.

            (iv)  Trustee, at the request of Beneficiary, shall have the power to sell the Trust Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Beneficiary may deem best for the interest of Beneficiary, and as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by applicable law to convey the Trust Property in fee simple by trustee's deed as provided by applicable law to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this Section 20, together with any other sums which then may be held by Beneficiary under this Deed Of Trust, whether under the provisions of this Section 20 or otherwise, shall be applied as follows subject to applicable law:

        First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Beneficiary's and Trustee's legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Beneficiary or Trustee under this Deed Of Trust, together with interest (to the fullest extent permitted by law) as provided herein on all such advances made by Beneficiary, and all Impositions, except any Impositions or other charges subject to which the Trust Property shall have been sold;

        Second: To the payment of the Obligations in accordance with the Indenture; and

        Third: The surplus, if any, to Grantor or to any person entitled thereto.

        Beneficiary and any receiver or custodian of the Trust Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it. Beneficiary and Trustee, as applicable, may adjourn from time to time any sale by it to be made under or by virtue of this Deed Of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned. Upon the completion of any sale or sales ordered by Beneficiary and made by Trustee under or by virtue of this Section, Beneficiary or Trustee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of Grantor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Grantor, if so requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary, or to such purchaser or purchasers, all such instruments as may be advisable, in the sole judgment of Beneficiary, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity of Grantor in and to the property and rights so sold, and shall, to the fullest extent permitted under law, be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Grantor.

          (b)  In case of a foreclosure sale or exercise of the power of sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel. Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held by Trustee.

          (c)  In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed Of Trust, Beneficiary shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed Of Trust.

          (d)  Nothing herein shall in any way limit the provisions of Sections 6.2 and 6.3 of the Indenture, including the power of Beneficiary or the Holders to declare the principal of, premium, if any, and interest on the Securities to be due and payable.

        21.    Right of Beneficiary to Credit Sale.    Upon the occurrence of any sale made under this Deed Of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Deed Of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Trustee is authorized to deduct under this Deed Of Trust. In such event, this Deed Of Trust, and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

        22.    Appointment of Receiver.    If an Event of Default occurs and is continuing, Trustee or Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Trustee in case of entry as provided in this Deed Of Trust, including, without limitation and to the extent permitted by law, the right to enter into Leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

        23.    Extension, Release, etc.    (a) Without affecting the Lien of this Deed Of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Obligations, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the obligations, (ii) extend the maturity or alter any of the terms of the Obligations or any guarantee thereof, including, without limitation, any Subsidiary Guarantee, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed, at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed Of Trust shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the Lien of this Deed Of Trust until the lien amount shall equal the principal amount of the Obligations outstanding.

        (b)  No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the Lien of this Deed Of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

        (c)  If Trustee or Beneficiary shall have the right to foreclose this Deed Of Trust, Grantor authorizes Trustee or Beneficiary at its option to foreclose the Lien of this Deed Of Trust subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties to any such foreclosure proceeding and to foreclose their rights will not (to the fullest extent permitted by law) be asserted by Grantor as a defense to any proceeding instituted by Trustee to collect the Obligations or to foreclose the Lien of this Deed Of Trust.

        (d)  Unless expressly provided otherwise, in the event that ownership of this Deed Of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed Of Trust shall not merge in such title but shall continue as a valid Lien on the Trust Property for the amount secured hereby.

        24.    Security Agreement under Uniform Commercial Code.    (a) It is the intention of the parties hereto that this Deed Of Trust shall constitute a Security Agreement within the meaning of the Code. If an Event of Default shall occur and shall be continuing, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Trustee or Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At Trustee's or Beneficiary's request, Grantor shall assemble the personal property and make it available to Trustee and Beneficiary at a place designated by Trustee or Beneficiary which is reasonably convenient to all parties.

        (b)  Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed Of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-334 and 9-502 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed Of Trust.

        (c)  Grantor, upon request by Trustee or Beneficiary from time to time, shall execute, acknowledge and deliver to Trustee and Beneficiary one or more separate security agreements, in form satisfactory to Trustee and Beneficiary, covering all or any part of the Trust Property and Grantor will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document in order to perfect, preserve, maintain, continue the perfection of or extend the security interest under and the priority of this Deed Of Trust and such security instrument. Grantor further agrees to pay to Trustee or Beneficiary on demand all costs and expenses incurred by Trustee or Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing or continuation statements Trustee or Beneficiary shall reasonably require. Grantor shall from time to time, on request of Trustee or Beneficiary, deliver to Trustee and Beneficiary an inventory in reasonable detail of any of the Trust Property which constitutes personal property. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request, then pursuant to the provisions of the Code, Grantor hereby authorizes Trustee or Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Trustee or

Beneficiary to proceed against any personal property encumbered by this Deed Of Trust as real property, as set forth above.

        (d)  For purposes of the foregoing fixture filing, Grantor's Tax Identification Number is [FOR OSM: 94-0506370, FOR CF&I: 93-1103440], Grantor's Organizational Filing Number for the State of [Oregon is                        ][Colorado is                        ], and Borrower's State of California Foreign Limited Liability Company Filing is                        . The owner of record of the real property burdened in part by the Mortgaged Lease is 1000 Broadway Building Limited Partnership, an Oregon limited partnership.

        25.    Assignment of Rents.    Grantor hereby assigns to Beneficiary the Rents as further security for the payment of the Obligations and performance of the Obligations. Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid in full; provided, however, Trustee and Beneficiary hereby waive the right to enter the Trust Property for the purpose of collecting the Rents, and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Event of Default. The right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence and during the continuance of an Event of Default by giving written notice of such revocation to Grantor. In the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any Lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Trustee or Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than 30 days in advance (except for security deposits and estimated payments of percentage rent, if any).

        26.    Trust Funds.    All Lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all Lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by an Officers' Certificate of Grantor.

        27.    Additional Rights.    Subordinate Liens on the Trust Property shall only be permitted to the extent permitted by the Indenture and this Deed Of Trust. The holder of any subordinate Lien on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed Of Trust nor shall any holder of any subordinate Lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed Of Trust all holders of a subordinate Lien are subject to and notified of this provision, and any action taken by any holder of such Lien contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed Of Trust, apply all or any part of any amounts on deposit with Trustee or Beneficiary under this Deed Of Trust against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Event of Default or invalidate any act taken by Trustee or Beneficiary on account of such Event of Default. This Section 27 shall not be deemed to be consent by Trustee or Beneficiary to any subordinated Lien.

        28.    Changes in Method of Taxation.    In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, Grantor shall assume as an Obligation hereunder the payment of any tax so imposed and pay such tax in full.

        29.    Notices.    All notices, requests, demands and other communications hereunder shall be given in the manner provided in the Indenture, and if sent to Trustee, to the address set forth on the first page of this Deed Of Trust.

        30.    No Oral Modification.    This Deed Of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed Of Trust relating to this Deed Of Trust shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

        31.    Partial Invalidity; Limitation on Interest.

          (a)  In the event any one or more of the provisions contained in this Deed Of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.

          (b)  It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Deed Of Trust is a part. All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Grantor for the use, forbearance or detention of the money to be loaned or advanced under [NOTE: FOR COLORADO, ADD "THE CF&I NOTE,"] the Indenture, the Securities, the Subsidiary Guarantees, this Deed Of Trust, any other Security Document, the Intercreditor Agreement or any other agreement or instrument relating thereto, or for the payment or performance of any covenant or obligation contained herein or therein, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Grantor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due thereunder, the excess shall be refunded to Grantor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by Beneficiary or any Holder shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Deed Of Trust until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

        32.    Waiver of Right of Redemption and Other Rights.

          (a)  Grantor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Trust Property after the occurrence of an Event of Default and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to any statutory or common law or right, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under Grantor and on behalf of each and every person acquiring any interest in the Trust Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of Grantor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law. Grantor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Beneficiary or Trustee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

          (b)  To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting the Obligations and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the fullest extent Grantor may lawfully do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed Of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the Obligations and marshalling in the event of foreclosure of the liens hereby created.

        33.    Remedies Not Exclusive.    Trustee and Beneficiary shall be entitled to enforce payment of the Obligations and performance of the Obligations and to exercise all rights and powers under the Indenture or this Deed of Trust or under any of the other Security Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed Of Trust nor its enforcement shall prejudice or in any manner affect Trustee's and Beneficiary's right to realize upon or enforce any other security now or hereafter held by Trustee or Beneficiary. Trustee and Beneficiary shall be entitled to enforce this Deed Of Trust and any other security now or hereafter held by Trustee or Beneficiary in such order and manner as Trustee or Beneficiary may determine in its absolute discretion. To the extent permitted by law, no remedy herein conferred upon or reserved is intended to be exclusive of any other remedy herein, in the Indenture or in any other Security Document or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. To the extent permitted by law, every power or remedy given by this Deed Of Trust, the Indenture or any of the other Security Documents to Trustee or Beneficiary or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary. In no event shall Trustee or Beneficiary, in the exercise of the remedies provided in this Deed Of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver onto all or any part of the Trust Property), be deemed a "mortgagee in possession," and Trustee and Beneficiary shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

        34.    Multiple Security.    If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed Of Trust, Trustee or Beneficiary shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the state in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Trustee or Beneficiary may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Trust Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Beneficiary, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any Collateral other than the Trust Property, which Collateral directly or indirectly secures the Obligations, the Securities or the Subsidiary Guarantees, or if Trustee or Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such other Collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Premises are located, Trustee or Beneficiary may commence or continue foreclosure proceedings and exercise the power of sale or its other remedies granted in this Deed Of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed Of Trust or exercise of the power of sale or any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed Of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Deed Of Trust nor the exercise of the power of sale or any other rights hereunder nor the recovery of any judgment by Beneficiary or Trustee in any such proceedings shall prejudice, limit or preclude Beneficiary's or Trustee's right to commence or continue one or more foreclosure proceedings or exercise of the power of sale or other proceedings or obtain a judgment against any other Collateral (either in or outside the state in which the Premises are located) which directly or indirectly secures the Obligations, the Securities or the Subsidiary Guarantees, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of the power of sale or any remedies in such proceedings based upon any action or judgment connected to this Deed Of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Deed Of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Trustee or Beneficiary may, at its election, cause the sale of all Collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all Collateral securing the Obligations, the Securities or the Subsidiary Guarantees (directly or indirectly) in the most economical and least time-consuming manner.

        35.    Expenses; Indemnification.

          (a)  Grantor shall pay or reimburse Trustee and Beneficiary for all expenses incurred by Trustee or Beneficiary before and after the date of this Deed Of Trust with respect to any and all transactions contemplated by this Deed Of Trust including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Deed Of Trust, the delivery of any consent, non-disturbance agreement or similar document in connection with this Deed Of Trust or the enforcement of any of Trustee's or Beneficiary's rights hereunder. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professionals', accountants' and attorneys' fees and disbursements. All such expenses and other amounts together with interest (to the fullest extent permitted by law) at the rate then borne by the Securities shall be a Lien on the Trust Property, prior to any right or title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the Lien of this Deed Of Trust, and shall be deemed to be secured by this Deed Of Trust. Grantor acknowledges that from time to time Grantor may receive statements for such expenses and interest, including without limitation attorneys' fees and disbursements. Grantor shall pay such statements promptly upon receipt.

          (b)  If (i) any action or proceeding shall be commenced by Trustee or Beneficiary (including but not limited to any action to foreclose this Deed Of Trust or exercise the power of sale or to collect the Obligations), or any action or proceeding is commenced to which Trustee or Beneficiary is made a party, or in which it becomes necessary to defend or uphold the Lien of this Deed Of Trust (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of Grantor), or in which Trustee or Beneficiary is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Deed Of Trust or any of the Obligations or any of the transactions contemplated by this Deed Of Trust, then Grantor will immediately reimburse or pay to Trustee or Beneficiary all of the expenses which have been or may be incurred by Trustee or Beneficiary with respect to the foregoing (including counsel fees and disbursements), together with interest (to the fullest extent permitted by law) at the rate then borne by the Securities, and any such sum and the interest thereon shall be a Lien on the Trust Property, prior to any right or title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the Lien of this Deed Of Trust, and shall be deemed to be secured by this Deed Of Trust. In any action or proceeding to foreclose this Deed Of Trust or exercise the power of sale, or to recover or collect the Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

          (c)  Grantor shall indemnify and hold harmless Beneficiary and Trustee, and their respective directors, officers, agents and employees and affiliates from and against any and all claims, damages, losses and liabilities and expenses (including, without limitation, attorneys' fees and expenses) arising out of or based upon any matter related to this Deed Of Trust, the Trust Property or the occupancy, ownership, maintenance or management of the Trust Property by Grantor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Grantor. The amounts of such claims, damages, losses, liabilities and expenses (including, without limitation attorneys' fees and expenses) together with interest (to the fullest extent permitted by law) at the rate then borne by the Securities shall be a Lien on the Trust Property, prior to any right or title to, interest in or claim upon the Trust Property attaching or accruing subsequent to the Lien of this Deed Of Trust, and shall be deemed to be secured by this Deed Of Trust. This indemnification shall be in addition to any other liability which Grantor may otherwise have to Beneficiary and Trustee. Notwithstanding the foregoing provision, Grantor shall have no obligation to indemnify Beneficiary or Trustee for liabilities, claims or damages to the extent resulting directly from Beneficiary's or Trustee's or their respective agents' or employees' willful misconduct or gross negligence or arising from acts, omissions or occurrences first occurring after title to the Trust Property is conveyed to Beneficiary through foreclosure or delivery of a deed in lieu thereof.

        36.    Successors and Assigns.    All covenants of Grantor contained in this Deed Of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and for the benefit of the Holders from time to time of the Securities, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary at any time if in its sole discretion it deems such waiver advisable and such waiver is permitted by the Indenture. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary and Trustee, their respective successors and assigns, and the Holders from time to time of the Securities. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed Of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

        37.    No Waivers, etc.    Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed Of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed Of Trust to be performed by Grantor.

        38.    Governing Law, etc.    This Deed Of Trust shall be governed by and construed in accordance with the laws of the state in which the Premises are located, except that Grantor expressly acknowledges that by their terms the Indenture, the Securities and the Subsidiary Guarantees shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law.

        39.    Waiver of Trial by Jury.    Grantor, Beneficiary and Trustee each hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any action, claim, suit or proceeding relating to this Deed Of Trust and for any counterclaim (other than compulsory counterclaims) brought therein. Grantor hereby waives, to the fullest extent permitted by law, all rights to interpose any counterclaim (other than compulsory counterclaims) in any suit brought by Trustee or Beneficiary hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

        40.    Certain Definitions.    Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed Of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Trustee" shall mean "Trustee or any successor to the Trustee under this Deed Of Trust or pursuant to law," the word "Beneficiary" shall mean "Beneficiary or any trustee under the Indenture as successor to Beneficiary," and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The table of contents and captions in this Deed Of Trust are for convenience of reference only and in no way limit or amplify the provisions hereof.

        41.    Release Upon Payment and Discharge of Grantor's Obligations.    Trustee and Beneficiary shall release this Deed Of Trust and the Lien hereof by proper instrument upon payment and discharge of all Obligations secured hereby (including payment of reasonable expenses incurred by Trustee or Beneficiary in connection with the execution of such release) and upon full and complete performance of all of the Obligations.

        42.    Concerning the Trustee.

          (a)    Certain Rights.    Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of this Deed Of Trust, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through its agents or attorneys, (iii) to select and employ, in and about the execution of its duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's negligence or bad faith), and (iv) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Trust Property for debts contracted for or liability or damages incurred in the management or operation of the Trust Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties. Beneficiary shall have no responsibility for compensating Trustee, reimbursing its expenses or providing it with indemnification.

          (b)    Retention of Money.    All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

          (c)    Successor Trustees.    Trustee may resign by the giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary, in Beneficiary's sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the forenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the forenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the forenamed Trustee, or its successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed Of Trust or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

          (d)    Perfection of Appointment.    Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

          (e)    Succession Instruments.    Any substitute Trustee appointed pursuant to any of the provisions hereof and applicable law shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee's place.

          (f)    No Representation by Trustee or Beneficiary.    By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to this Deed Of Trust, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

        43.    The Indenture Controls.    This Deed Of Trust is made pursuant to the Indenture and is subject to the terms of the Indenture. In the event of a conflict between the terms of the Indenture and the terms of this Deed Of Trust, the terms of the Indenture shall control [FOR OREGON, ADD: "EXCEPT AS PROVIDED IN SUBSECTION 47(c) OF THIS DEED OF TRUST"].

        44.    [STRIKE AND INSERT "INTENTIONALLY DELETED" IN THE OREGON AND COLORADO FORMS]Certain Matters Relating to Trust Property Located in the State of California.    With respect to the Trust Property which is located in the State of California, notwithstanding anything contained herein to the contrary:

          (a)    Fixtures.    Portions of the Trust Property are goods that are or are to become fixtures relating to the Trust Property, and Grantor covenants and agrees that the filing of this Deed Of Trust in the real estate records of the county where the Trust Property is located shall also operate from the time of filing as a fixture filing in accordance with Sections 9-334 and 9-502 of the California Uniform Commercial Code.

          (b)    Not Residential Property.    No portion of the proceeds of the Obligations shall be used by Grantor to purchase real property containing four (4) or fewer residential units or on which four (4) or fewer residential units are to be constructed.

          (c)    Not A Dwelling.    No portion of the Trust Property is or will be a "dwelling" within the meaning of Section 10240.1 or Section 10240.2 of the California Business and Professions Code.

          (d)    Default.    At any time after the occurrence and during the continuance of an Event of Default, Beneficiary may deliver to Trustee a written declaration of default and demand for sale and a written notice of default and election to cause Grantor's interest in the Trust Property or any portion thereof to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record in the official records of the county in which the Trust Property is located.

          (e)    Power of Sale.

            (i)    Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed Of Trust and such other documents relating to the Obligations secured hereby as Trustee may require and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

            (ii)  Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Grantor such Notice of Default and Election to Sell as may then be required by law and by this Deed Of Trust. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such Notice of Default and after Notice of Sale having been given as required by law, sell the Trust Property at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustee or Beneficiary, may purchase at such sale and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers.

            (iii)  After deducting all costs, fees and expenses of Trustee and Beneficiary and of this Deed Of Trust, including costs of evidence of title and attorneys' fees of Trustee or Beneficiary in connection with the sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest (to the fullest extent permitted by law) at the rate in effect under the Securities, all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto.

            (iv)  Trustee may postpone the sale of all or any portion of the Trust Property by public announcement at the time and place of such sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

            (v)  Grantor hereby expressly waives any right which it may have to direct the order in which any of the Trust Property shall be sold in the event of any sale or sales pursuant hereto.

          (f)    Rescission of Notice of Default.    Beneficiary, from time to time before any Trustee's sale as provided above, may rescind any Notice of Default and Election to Sell or Notice of Sale by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any Event of Default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, other declarations or notices of default or demand for sale of the Trust Property to satisfy the obligations secured hereby, and shall not otherwise affect any provision, covenant or condition of this Deed Of Trust or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder.

          (g)    Copies of Notice of Default and Notice of Sale.    Grantor hereby requests that copies of any Notice of Default and Election to Sell and any Notice of Sale be sent to Grantor by first class mail, postage prepaid, or as otherwise provided by law, to the following address:                        .

        45.    [STRIKE AND INSERT "INTENTIONALLY DELETED" IN THE OREGON AND CALIFORNIA FORMS]Certain Matters Relating to Trust Property Located in the State of Colorado.

With respect to the Trust Property which is located in the State of Colorado, notwithstanding anything contained herein to the contrary:

          (a)    Public Trustee.    Trustee named herein is the Public Trustee of [PUEBLO] [FREMONT] County, Colorado, who is a public official of such county created pursuant to C.R.S. Section 38-37-101. Therefore, certain provisions of this Deed Of Trust, including those relating to the removal and substitution of Trustee, the fees to be charged by Trustee, the powers and rights of Trustee, and procedural requirements to be followed by Trustee are each subject to applicable provisions of Colorado law.

          (b)    Power of Sale.    Upon the occurrence and during the continuance of an Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property or any part thereof or interest therein, including, but not limited to, the following actions, at such time and in such order as Beneficiary may determine without impairing or otherwise affecting the other rights and remedies of Beneficiary:

            (i)    Declare an Event of Default hereunder and elect to advertise the Trust Property for sale and demand such sale. Then upon Beneficiary's filing notice of such election and demand for sale with Trustee (who shall upon receipt of such notice of election and demand for sale cause a copy of the same to be recorded in the office of the Clerk and Recorder of the County of [PUEBLO] [FREMONT], Colorado), it shall and may be lawful for said Trustee to sell and dispose of the Trust Property (en masse or in separate parcels, as Beneficiary may designate) and all the right, title, and interest of Grantor, its successors and assigns therein, at public auction at the main entrance to the County Building in and for said County of [PUEBLO] [FREMONT], Colorado, or on the Trust Property, or any part thereof, or such other place as may be authorized or permitted by law, all as may be specified in the notice of such sale, for the highest and best price the same will bring in cash, four weeks public notice having been previously given of the time and place of such sale, by advertisement weekly in some newspaper of general circulation at that time published in the County of [PUEBLO] [FREMONT], Colorado. A copy of such notice of sale shall be given to Grantor at its address given herein, and to such person or persons appearing to have acquired a subsequent record interest in the Trust Property at the address given in the recorded instrument evidencing such interest, any such notice to be given in accordance with applicable law. Trustee shall then make and give to the purchaser or purchasers of such Trust Property at such sale a certificate or certificates in writing describing such Trust Property purchased, and the sum or sums paid therefor, and the time when the purchaser or purchasers (or other persons entitled thereto) shall be entitled to a deed or deeds therefor, unless the same shall be redeemed as provided by law, and said Trustee shall, upon demand by the person or persons holding the said certificate or certificates of purchase, when said demand is made, or upon demand by the person entitled to a deed to and for the Trust Property purchased, at the time such demand is made (the time for redemption having expired) make and execute to such person or persons a deed or deeds to the said Trust Property purchased, which said deed or deeds shall be in the ordinary form of a conveyance, and shall be signed, acknowledged, and delivered by Trustee, as grantor, and shall convey and quitclaim to such person or persons entitled to such deed, as grantee, the said Trust Property purchased as aforesaid, and all the right, title, interest, benefit, and equity of redemption of Grantor, its successors and assigns therein, and shall refer to the power of sale herein contained, and to the sale or sales made by virtue thereof.

            In case of an assignment of such certificate or certificates of purchase or in the case of redemption of such Trust Property by a subsequent encumbrance, such assignment or redemption shall also be referred to in such deed or deeds, but the notice of sale need not be set out in such deed or deeds. Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, and costs of making said sale, apply the remaining proceeds of the sale first to Beneficiary for the payment of all moneys advanced by Beneficiary for insurance, repairs, appraisals, maintenance, inspection and testing fees, receivers' and management fees, leasing and sales commissions, advertising costs and expenses, taxes and assessments, environmental audits, environmental studies and reports, environmental tests and remediation costs, surveys, engineering studies and reports, engineering fees and expenses, soils tests, space planning costs and expenses, contractors' fees, expert witness fees and expenses, copying charges, costs for title searches and-examinations, title insurance premiums and expenses, filing and recording fees, all costs, fees and expenses incurred by Beneficiary to maintain, preserve and protect the Trust Property, legal fees, and any other costs or fees authorized in the Indenture, this Deed Of Trust or by statute, with interest thereon (to the fullest extent permitted by law) from the date incurred until paid, and then to Beneficiary for the payment of the Obligations in such manner and order of priority as the Indenture shall provide, rendering the surplus, if any, unto Grantor or its successor or assigns or to any person entitled thereto. Such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor and its successors and assigns, and all other persons claiming the said Trust Property, or any part thereof, by, through, from, or under Grantor. The holder of this Deed Of Trust may purchase the Trust Property or any part thereof. It shall not be obligatory upon the purchaser or purchasers at any such sale to see to the application of the purchase money.

            (ii)  Pay any sums in any form or manner deemed expedient by Beneficiary to protect the security of this Deed of Trust or to cure any Event of Default; make any payment herein authorized to be made according to any bill, statement, or estimate furnished or procured from the appropriate public officer or other party claiming payment without inquiry into the accuracy or validity thereof, and the receipt of any such public officer or party in the hands of Beneficiary shall be conclusive proof of the right of Beneficiary to make such payment (whether or not the validity or amount thereof be ultimately determined as false or incorrect), and Beneficiary shall have no liability for payments so made. All amounts so paid, with interest thereon (to the fullest extent permitted by law) from the date incurred until paid shall be added to and become a part of the Obligations and be immediately due and payable to Beneficiary.

            (iii)  Declare the Obligations, including all monies advanced by Beneficiary under the terms hereof, to be due and payable.

          (c)    Colorado Law Controls.    Nothing herein dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee shall be deemed to contradict or add to the requirements and procedures (now or hereafter existing) of Colorado law applicable to this Deed Of Trust at the time of foreclosure, and any such conflict or inconsistency shall be resolved in favor of Colorado law.

          (d)    Remedies Not Exclusive.    The recitation of the foregoing power of sale by the Public Trustee shall not be deemed to be a waiver of, and shall not preclude or impair Beneficiary from exercising, any other rights and remedies available under this Deed Of Trust, the Indenture, the Securities, the Subsidiary Guarantees, the Intercreditor Agreement, the other Security Documents, any other agreement or instrument or applicable law. All such rights and remedies are cumulative to the extent permitted by applicable law.

          (e)    Colorado Statutes Sections 38-38-101 and 38-39-102.    Grantor hereby acknowledges and agrees that the CF & I Note shall constitute the "original evidence of debt" required by Section 38-38-101 and Section 38-39-102 of the Colorado Statutes, or any successor statutes thereto, to be filed with the Public Trustee in connection with a foreclosure or release of this Deed Of Trust.

        46.    [STRIKE AND INSERT "INTENTIONALLY DELETED" IN THE COLORADO AND CALIFORNIA FORMS]Certain Matters Relating to Trust Property Located in the State of Oregon.    With respect to the Trust Property which is located in the State of Oregon, notwithstanding anything contained herein to the contrary:

          (a)    Advertisement and Sale; Foreclosure.    Following recording of a notice of default and at least 120 days before the date of the Trustee's sale, notice either by personal service pursuant to ORCP 7D(2), (3), or by both first class and certified mail, return receipt requested, shall be given to Grantor, any successor in interest having a recorded interest or known interest in the Trust Property, any person with a lien or interest of record subsequent to this Deed Of Trust, any person with an interest in the Trust Property known to Beneficiary, and persons having a recorded request for notice. At least 120 days before such sale, occupants shall be personally served with notice pursuant to ORCP 7D(2), (3). Notice shall also be published for four successive weeks ending more than 20 days prior to sale. On or before the date of sale, affidavits of mailing, service and publication of notice shall be recorded. The contents of the notice shall be in accordance with applicable law and procedure. Trustee may postpone the sale to a date or dates not more than 180 days after the initial sale date under ORS 86.755(2).

          (b)    Effect of Sale.    Sale pursuant to advertisement and sale shall terminate the interest of all persons given notice or claiming through those given notice. Grantor waives the right of redemption on Grantor's behalf and Grantor's successors and assigns to the fullest extent permitted by law.

          (c)    Not Residential Property.    The Trust Property is not residential property improved by four or fewer residential units, one of which is occupied as a principal residence of Grantor, Grantor's spouse or Grantor's minor children.

          (d)    Notice under ORS 746.201.    In compliance with ORS 746.201, this Deed Of Trust contains the following warning, which Grantor acknowledges:

WARNING

        UNLESS YOU (OREGON STEEL MILLS, INC.) PROVIDE US (BENEFICIARY) WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.

        YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

        THE COVERAGE WE PROVIDE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

          (e)    Successor Trustees.    Subsection 42(c) of this Deed Of Trust shall be modified by the following provisions:

          The appointment of a successor trustee shall be in writing and shall be recorded pursuant to ORS 86.790(3). When the appointment of the successor trustee is recorded in the mortgage records of the county or counties in which the Deed Of Trust is recorded, the successor trustee shall be vested with all the powers of the original Trustee.

          (f)    Attorneys' Fees.    Whenever this Deed Of Trust, the Indenture, the Securities, the Subsidiary Guarantees, the Intercreditor Agreement or the other Security Documents provide that Grantor shall pay Beneficiary's or Trustee's attorneys' fees and expenses or that Beneficiary or Trustee shall be paid, reimbursed for or collect attorneys' fees and expenses, such provisions shall be deemed to mean that Grantor agrees to pay and Beneficiary and Trustee shall be paid, reimbursed for, and collect all of Beneficiary's and Trustee's reasonable attorneys' fees and expenses relating to the interpretation or enforcement of this Deed Of Trust, the Indenture, the Securities, the Subsidiary Guarantees, the Intercreditor Agreement or the other Security Documents even though no suit or action is instituted, including, but not limited by, those fees and expenses permitted or defined by statutory law, and including without limitation all fees and expenses incurred during or in preparation for litigation, at trial, on appeal, on petition for review, and in any other proceeding, including any arbitration or bankruptcy case or proceeding, and with respect to issues peculiar to bankruptcy.

          (g)    Notice Under ORS 93.040.    In compliance with ORS 93.040, this Deed Of Trust contains the following notice:

          THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

        [FOR OREGON, ADD:

        47.    LEASEHOLD DEED OF TRUST.

          (a)  THIS DEED OF TRUST CONSTITUTES AN ENCUMBRANCE ON THE MORTGAGED LEASE AND THE INTEREST AND LEASEHOLD ESTATE OF GRANTOR IN THE LEASED REAL ESTATE PURSUANT TO THE MORTGAGED LEASE.

          (b)  GRANTOR HEREBY REPRESENTS, COVENANTS AND WARRANTS THAT:

            (i)    THE MORTGAGED LEASE IS IN FULL FORCE AND EFFECT AND UNMODIFIED, EXCEPT AS SET FORTH ON SCHEDULE B HERETO.

            (ii)  ALL RENTS (INCLUDING ADDITIONAL RENTS AND OTHER AMOUNTS AND CHARGES) SPECIFIED IN THE MORTGAGED LEASE AND ALL SERVICES OR OTHER CONSIDERATION TO BE PROVIDED OR PAID UNDER THE MORTGAGED LEASE HAVE BEEN PAID OR PROVIDED TO THE EXTENT THEY WERE PAYABLE OR REQUIRED PRIOR TO THE DATE HEREOF.

            (iii)  THERE ARE NO EXISTING DEFAULTS UNDER THE PROVISIONS OF THE MORTGAGED LEASE OR IN THE PERFORMANCE OF ANY OF THE TERMS, COVENANTS OR CONDITIONS THEREOF ON THE PART OF GRANTOR TO BE OBSERVED AND PERFORMED BEYOND ANY APPLICABLE GRACE PERIOD.

            (iv)  GRANTOR HAS NOT ASSIGNED OR SUBLET THE MORTGAGED LEASE OR THE LEASED REAL ESTATE OR ANY PART THEREOF.

          (c)  GRANTOR SHALL KEEP AND PERFORM, OR CAUSE TO BE KEPT AND PERFORMED, ALL THE MATERIAL TERMS, COVENANTS AND CONDITIONS CONTAINED IN THE MORTGAGED LEASE BY GRANTOR THEREIN TO BE KEPT AND PERFORMED. NOTWITHSTANDING THE PROVISIONS OF THIS SECTION 47 TO THE CONTRARY, ANY BREACH OF THE MORTGAGED LEASE BY GRANTOR OR THE OCCURRENCE OF A DEFAULT UNDER THE MORTGAGED LEASE, OR FORFEITURE OF THE MORTGAGED LEASE DUE TO DEFAULT BY GRANTOR THEREUNDER, OR OTHER TERMINATION OR AMENDMENT OF THE MORTGAGED LEASE, OR ANY BREACH OF ANY OF THE TERMS OF SUBSECTION 47(c) OR 47(d) OF THE DEED OF TRUST SHALL NOT BE AN EVENT OF DEFAULT UNDER THIS DEED OF TRUST OR UNDER THE INDENTURE.

          (d)  GRANTOR SHALL GIVE BENEFICIARY PROMPT NOTICE OF ANY ALTERATION OR MODIFICATION OF ANY MATERIAL TERMS OF THE MORTGAGED LEASE OR OF ANY CANCELLATION, SURRENDER OR TERMINATION OF THE MORTGAGED LEASE. GRANTOR SHALL GIVE BENEFICIARY PROMPT NOTICE OF ANY RECEIPT BY GRANTOR OF ANY NOTICE OF DEFAULT FROM THE LESSOR UNDER THE MORTGAGED LEASE. GRANTOR SHALL FURNISH TO BENEFICIARY ANY AND ALL INFORMATION WHICH IT MAY REASONABLY REQUEST CONCERNING THE PERFORMANCE BY GRANTOR OF THE TERMS, COVENANTS AND CONDITIONS OF THE MORTGAGED LEASE, AND GRANTOR SHALL PERMIT BENEFICIARY OR ITS REPRESENTATIVE AT ALL REASONABLE TIMES TO INVESTIGATE OR EXAMINE SUCH PERFORMANCE. GRANTOR WILL PROMPTLY DEPOSIT WITH BENEFICIARY AN ORIGINAL EXECUTED COPY OF THE MORTGAGED LEASE OR A COPY CERTIFIED BY GRANTOR AS TRUE, COMPLETE AND CORRECT AND ANY AND ALL DOCUMENTARY EVIDENCE RECEIVED BY IT SHOWING COMPLIANCE BY GRANTOR WITH THE TERMS, COVENANTS AND CONDITIONS OF THE MORTGAGED LEASE. GRANTOR WILL ALSO PROMPTLY DELIVER TO BENEFICIARY AN EXACT COPY OF ANY NOTICE, COMMUNICATION, PLAN, SPECIFICATION OR OTHER INSTRUMENT OR DOCUMENT RECEIVED OR GIVEN BY IT AFFECTING THE MORTGAGED LEASE OR THE LEASED REAL ESTATE OR AFFECTING THE ESTATE OF THE LESSOR OR GRANTOR IN OR UNDER THE MORTGAGED LEASE OR THE LEASED REAL ESTATE.

          (e)  UNLESS BENEFICIARY SHALL OTHERWISE IN WRITING CONSENT, THE LEASEHOLD ESTATE IN THE LEASED REAL ESTATE, HEREINBEFORE DESCRIBED, SHALL NOT MERGE INTO THE FEE ESTATE BUT SHALL ALWAYS BE KEPT SEPARATE AND DISTINCT, NOTWITHSTANDING THE UNION OF SAID ESTATES EITHER IN THE LESSOR OR IN GRANTOR OR IN ANY SUBLESSEE OR IN A THIRD PARTY, BY PURCHASE OR OTHERWISE AND GRANTOR FURTHER COVENANTS AND AGREES THAT, IN CASE IT SHALL ACQUIRE THE FEE ESTATE OR ANY OTHER ESTATE, TITLE OR INTEREST IN THE LEASED REAL ESTATE COVERED BY THE MORTGAGED LEASE INCLUDING, WITHOUT LIMITATION, PURSUANT TO THE PURCHASE OPTION OR RIGHT OF FIRST REFUSAL, IF ANY, SET FORTH IN THE MORTGAGED LEASE, THIS DEED OF TRUST SHALL ATTACH TO AND BE A LIEN UPON SUCH OTHER

  ESTATE SO ACQUIRED, AND SUCH OTHER ESTATE SO ACQUIRED BY GRANTOR SHALL BE CONSIDERED AS MORTGAGED, ASSIGNED OR CONVEYED TO BENEFICIARY AND THE LIEN HEREOF SPREAD TO COVER AND ENCUMBER SUCH ESTATE WITH THE SAME FORCE AND EFFECT AS THOUGH SPECIFICALLY HEREIN MORTGAGED, ASSIGNED OR CONVEYED, AND SPREAD.

          (f)    IF AT ANY TIME GRANTOR, ANYONE CLAIMING BY, THROUGH OR UNDER GRANTOR OR A TRUSTEE IN BANKRUPTCY SHALL HAVE THE RIGHT TO REJECT THE MORTGAGED LEASE PURSUANT TO SECTION 365 OF THE BANKRUPTCY CODE OF THE UNITED STATES, OR A SUCCESSOR OR OTHER APPLICABLE STATUTE, THEN BENEFICIARY SHALL HAVE THE EXCLUSIVE RIGHT TO EXERCISE SAID RIGHT AND GRANTOR HEREBY ASSIGNS SAID RIGHT TO BENEFICIARY. IF AT ANY TIME THE LESSOR UNDER THE MORTGAGED LEASE, ANYONE HOLDING BY, THROUGH OR UNDER THE LESSOR UNDER THE MORTGAGED LEASE OR A TRUSTEE IN BANKRUPTCY SHALL ELECT TO REJECT THE MORTGAGED LEASE PURSUANT TO SUCH SECTION 365, OR A SUCCESSOR OR OTHER APPLICABLE STATUTE, THEREBY GIVING TO GRANTOR THE RIGHT TO ELECT TO TREAT THE MORTGAGED LEASE AS TERMINATED PURSUANT TO SUCH SECTION 365, OR A SUCCESSOR OR OTHER APPLICABLE STATUTE, THEN BENEFICIARY SHALL HAVE THE EXCLUSIVE RIGHT TO EXERCISE SAID RIGHT AND GRANTOR HEREBY ASSIGNS SAID RIGHT TO BENEFICIARY. GRANTOR HEREBY ASSIGNS, TRANSFERS AND SETS OVER TO BENEFICIARY ALL OF GRANTOR'S CLAIMS AND RIGHTS TO THE PAYMENT OF DAMAGES ARISING FROM ANY REJECTION BY THE LESSOR OF THE MORTGAGED LEASE UNDER THE BANKRUPTCY CODE. BENEFICIARY IS HEREBY IRREVOCABLY APPOINTED AS GRANTOR'S ATTORNEY-IN-FACT, COUPLED WITH AN INTEREST, WITH EXCLUSIVE POWER TO FILE AND PROSECUTE, TO THE EXCLUSION OF GRANTOR, ANY PROOFS OF CLAIM, COMPLAINTS, MOTIONS, APPLICATIONS, NOTICES AND OTHER DOCUMENTS, IN ANY CASE IN RESPECT OF THE MORTGAGED LEASE OR THE LESSOR OF THE MORTGAGED LEASE UNDER THE BANKRUPTCY CODE. GRANTOR MAY MAKE ANY COMPROMISE OR SETTLEMENT IN CONNECTION WITH SUCH PROCEEDINGS (SUBJECT TO BENEFICIARY'S REASONABLE APPROVAL); PROVIDED, HOWEVER, THAT BENEFICIARY SHALL BE AUTHORIZED AND ENTITLED TO COMPROMISE OR SETTLE ANY SUCH PROCEEDING IF SUCH COMPROMISE OR SETTLEMENT IS MADE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT DEFAULT. GRANTOR SHALL PROMPTLY EXECUTE AND DELIVER TO BENEFICIARY ANY AND ALL INSTRUMENTS REASONABLY REQUIRED IN CONNECTION WITH ANY SUCH PROCEEDING AFTER REQUEST THEREFOR BY BENEFICIARY.

        [SIGNATURE PAGE FOLLOWS]

        This Deed Of Trust has been duly executed by Grantor on the date first above written.

ATTEST:		[OREGON STEEL MILLS, INC., a Delaware corporation
By:		By:

	Name:		Name:
	Title:		Title:
CF&I STEEL, L.P., a Delaware limited partnership
		By:	New CF&I, Inc., a Delaware corporation
By:
Name:
Title: ]

(Colorado Acknowledgment]

STATE OF	)
) ss.
COUNTY OF	)

        The foregoing instrument was acknowledged before me this    day of                        2002, by                        as                         of New CF&I, Inc., a Delaware corporation, as general partner of CF&I Steel, L.P., a Delaware limited partnership.

        Witness my hand and official seal.

(Notary Seal)

Notary Public
My commission expires:

(California Acknowledgment]

STATE OF	)
) ss.
COUNTY OF	)

        On the            day of            , 2002, before me,            , Notary Public, personally appeared            ,

        ☐ personally known to me to be

        OR

        ☐ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature:
(Seal)
Notary Public
My commission expires:

CAPACITY CLAIMED BY SIGNER:	THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:
IX] Corporate Officer—
Title or Type of Document: DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

(Oregon Acknowledgment]

STATE OF	)
) ss.
COUNTY OF	)

        This instrument was acknowledged before me on            , 2002, by            , as            of Oregon Steel Mills, Inc., a Delaware corporation.

[SEAL]

Notary Public for

My commission expires:

Schedule A

Description of the Real Estate

[Attach Legal Description of all Parcels]

[For Fremont Deed of Turst, Legal Description

Should Be the Pueblo ITF Property]

[FOR COLORADO, ADD

SCHEDULE B

THE INDENTURE]

[FOR OREGON, ADD

SCHEDULE B

THE LEASED REAL ESTATE AND

THE MORTGAGED LEASE]

SCHEDULE C

EASEMENTS

SCHEDULE D

WATER RIGHTS]

QuickLinks

Exhibit 4.7